UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard	94080
South San Francisco, CA	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 12, 2021, Rigel Pharmaceuticals, Inc. (“Rigel” or the “Company”) approved a workforce reduction constituting approximately 16% of the Company’s workforce, resulting in the elimination of 31 positions, primarily in the research organization. The Company notified employees affected by the workforce reduction on November 12, 2021. All affected employees will be eligible to receive, among other things, specified severance payments based on the applicable employee’s level and years of service with the Company. The Company expects to complete the workforce reduction by December 31, 2021.

Rigel is undertaking the workforce reduction to reduce its research expenses in connection with its plans to focus resources on mid to late-stage pipeline programs and commercial efforts and exit early-stage research.

As a result of the workforce reduction, the Company expects that it will recognize in the fourth quarter of 2021 a one-time severance-related charge, which will consist of cash severance and non-cash expense related to option modifications. The Company estimates that the cash-related charge will be approximately $3.3 million. The Company also plans to modify certain equity grants to the affected employees, the cost of which is still being determined. The severance-related charge, which is expected to represent cash expenditures that the Company expects to incur in connection with the workforce reduction, as well as the expense related to option modifications, is subject to a number of assumptions, and actual results may differ materially. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

Additional details will be provided in Rigel’s Form 10-K for the year ending December 31, 2021. Also, it is possible that charges in addition to those excepted in the fourth quarter of 2021 may be recognized in future periods.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the timing for completion of the workforce reduction, and the amount and expected timing related to any associated restructuring and other charges. Such forward-looking statements involve known and unknown risks, uncertainties and other factors. More information about the risks the Company faces is included under the headings “Risk Factors” in the Company’s most recently filed documents with the Securities and Exchange Commission. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2021		RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary

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